Exhibit 5.01

CONYERS DILL & PEARMAN Commerce House, Wickhams Cay 1 PO Box 3140, Road Town, Tortola British Virgin Islands VG1110 T +1 284 852 1010 conyers.com

Matter No.: 960100

+1 284 852 1119

Anton.Goldstein@conyers.com

BBB Foods Inc.

Commerce House

Wickhams Cay 1

P.O. Box 3140

Road Town, Tortola

VG1110

British Virgin Islands

Date: February 8, 2024

Dear Sir/ Madam,

Re: Registration Statement on Form F-1 of BBB Foods Inc. (the “Company”)

We have acted as special British Virgin Islands legal counsel to the Company in connection with its filing of a Registration Statement on Form F-1 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) with the U.S. Securities and Exchange Commission (the “Commission”) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 38,709,677 class A common shares without par value of the Company (the “Class A Shares”), comprising of 28,050,491 Class A Shares to be issued by the Company, 5,610,098 Class A Shares to be sold by certain shareholders of the Company (the “Selling Shareholders”) (the “Firm Secondary Sale”) and up to 5,049,088 Class A Shares related to the exercise of an over-allotment option granted to the underwriters by the Selling Shareholders (the “Greenshoe Secondary Sale” and, together with the Firm Secondary Sale, the “Secondary Sale”), which are being offered by the Company and by the Selling Shareholders as detailed in the Registration Statement.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following documents:

1.1.	a copy of the Registration Statement;

1.2.	a copy of the certificate of incorporation of the Company dated July 9, 2004;

1.3.	a copy of the certificate of restoration of the Company to the Register of Companies dated October 24, 2018;

1.4.

the amended and restated memorandum and articles of association of the Company filed with the British Virgin Islands Registrar of Corporate Affairs (the “Registrar”) and effective on February 12, 2016 and the amended and restated memorandum and articles of association of the Company to be adopted and effective upon the IPO Reorganization (as defined in the Registration Statement);

1.5.	a company search as obtained from the Registrar on 4:18pm on February 7, 2024;

1.6.	a copy of the signed written resolutions of the directors of the Company dated February 1, 2024 (the “Initial Board Resolutions”);

1.7.

a copy of the signed written resolutions of the directors of the Company dated February 1, 2024 (the “Further Board Resolutions” and, together with the Initial Board Resolutions, the “Board Resolutions”);

1.8.	a copy of the signed written resolutions of the Company’s shareholders dated February 1, 2024 (the “Shareholder Resolutions”);

1.9.	a copy of the signed written consent of the holders of not less than three-fourths of each class of share in issue by the Company dated February 1, 2024 (the “Class Consent”);

1.10.	a copy of a certificate of good standing issued by the Registrar in relation to the Company and dated February 1, 2024;

1.11.	a certificate issued by Conyers Trust Company (BVI) Limited in its capacity as registered agent to the Company and dated February 1, 2024;

1.12.	the books and records of the Company maintained by Conyers Corporate Services (BVI) Limited in its capacity as company secretary of the Company as at the date hereof; and

1.13.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.

the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.

that, where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us, all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the capacity, power and authority of each of the parties to the Registration Statement, other than the Company, to perform its respective obligations under the Registration Statement;

2.4.

that there is no contractual or other prohibition (other than as arising under British Virgin Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Registration Statement or issuing the prospectus;

2.5.

the accuracy and completeness of all factual representations made in the Registration Statement, the Board Resolutions, the Shareholder Resolutions, the Class Consent and in the other documents reviewed by us;

2.6.

that the Board Resolutions and Shareholder Resolutions were passed by written resolutions signed by the requisite majority, and that the Board Resolutions and Shareholder Resolutions (and the resolutions, matters and transactions approved or otherwise contemplated therein) remain in full force and effect and have not been subsequently rescinded or amended;

2.7.

that the Class Consent was signed by the requisite majority (and the matters and transactions approved or otherwise contemplated therein) remain in full force and effect and have not been subsequently rescinded or amended;

2.8.	that the Company and its subsidiaries (if any) do not own an interest in any land in the British Virgin Islands; and

2.9.	that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for the purposes of filing the Registration Statement and the offering of the Class A Shares by the Company and the Selling Shareholders as described in the Registration Statement and is not to be relied upon by any person in respect of any other matter.

4.	OPINION

On the basis of and, subject to the foregoing, we are of the opinion that:

4.1.

The Company is duly incorporated and existing under the laws of the British Virgin Islands and is in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority, or to pay any British Virgin Islands government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

4.2.	Upon the IPO Reorganization (as defined in the Registration Statement), the existing issued shares of the Company will be converted and redesignated into:

(a)

up to 5,610,098 Class A Shares to be sold pursuant to the Firm Secondary Sale and, if the underwriters exercise their option to purchase additional shares in full, up to 10,659,186 Class A Shares to be sold pursuant to the Secondary Sale;

(b)	5,200,000 new Class B common shares with no par value; and

(c)	73,340,163 new Class C common shares with no par value or, if the underwriters exercise their option to purchase additional shares in full, 68,291,075 new Class C common shares with no par value,

each having the rights, powers, privileges and restrictions as set out in the new amended and restated memorandum and articles of association of the Company.

4.3.

The issue of up to 28,050,491 Class A Shares by the Company as contemplated by the Registration Statement, the sale of 5,610,098 Class A Shares pursuant to the Firm Secondary Sale and, if the underwriters exercise their option to purchase additional shares in full, the sale of 5,049,088 Class A Shares pursuant to the Greenshoe Secondary Sale, have each been duly authorised by the Company and, upon issuance and delivery of such Class A Shares against payment therefor in accordance with the terms of the Registration Statement and the underwriting agreement to be entered into among the Company, the Selling Shareholders and the underwriters named therein, the Class A Shares will be validly issued, fully paid and non-assessable (which non-assessability means solely that no further sums are required to be paid by the holders of such Class A Shares in connection with the issue thereof).

4.4.

The statements under the captions “Description of Share Capital”, “British Virgin Islands Company Considerations” and “British Virgin Islands Tax Considerations” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects and such statements constitute our opinion.

Except as explicitly stated herein, we make no comment with respect to any representations or warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion. This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Yours faithfully,

Conyers Dill & Pearman